EXHIBIT 99.1

European Wax Center, Inc. Reports Record Fourth Quarter and Fiscal Year 2022 Results

Issues fiscal 2023 outlook, including 10% unit growth

Fiscal Year 2022 versus 2021

•
Open centers increased 10.7% to 944 in 45 states
•
System-wide sales of $898.6 million increased 12.8%
•
Total revenue of $207.4 million increased 16.0%
•
Same-store sales increased 10.4%
•
Delivered GAAP net income of $13.6 million and Adjusted EBITDA of $71.6 million

Plano, TX, March 9, 2023 - Today, European Wax Center, Inc. (NASDAQ: EWCZ), the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States, reports financial results for the 14 and 53 weeks ended December 31, 2022.

David Berg, Chief Executive Officer of European Wax Center, Inc. stated: “We delivered record full year results in line with the guidance we provided at the beginning of 2022, demonstrating the stability of the European Wax Center model in a dynamic environment. We grew net new centers by over 10% and ended the year with our deepest pipeline ever, showcasing that our attractive unit economics generate sustained franchisee demand. In addition, we continue to drive strong Wax Pass sales to guests, which underscore the commitment that our guests have to their waxing routines, engender brand loyalty and generate predictable visit frequency to our centers. Our strong fourth quarter and full year results continue to validate European Wax Center’s position as the leader in out-of-home waxing.

Mr. Berg continued, “Looking ahead to fiscal 2023, we are well-positioned to deliver another year of growth, driven by new center openings and in-center sales. Quarter-to-date transaction trends remain consistent with the past two quarters, and our 2023 top line outlook assumes continued stability supported by the unwavering loyalty of our recurring Wax Pass guests. We look forward to extending our leadership position as the category killer and creator as we continue taking share in this growing, highly fragmented category.”

Results for the Fourth Quarter of Fiscal 2022 versus Fiscal 2021

•
The Company opened 33 net new centers.
•
System-wide sales of $225.4 million grew 11.6% from $201.9 million in the prior year period, primarily driven by increased spend by guests at existing centers and net new centers opened over the past twelve months.
•
Total revenue of $53.5 million increased 18.7% from $45.1 million in the prior year period.
•
Same-store sales increased 6.3%.
•
Selling, general and administrative expenses (“SG&A”) of $14.6 million decreased 8.5% from $15.9 million in the prior year period. SG&A as a percent of total revenue improved 810 basis points to 27.3% from 35.4%, primarily due to costs incurred in the prior year period related to our initial public offering, expense leverage on top line growth and a shift in the timing of advertising expense year-over-year.
•
Interest expense of $7.2 million increased from $1.6 million in the prior year period due to higher average principal balances and interest rates following the Company’s refinancing in April 2022.
•
Net income of $2.3 million decreased from $4.4 million in the prior year period, and Adjusted net income of $48.7 million increased from $8.5 million from in the prior year period. We recognized an income tax benefit of $53.3 million in the fourth quarter of fiscal 2022 related to the release of a valuation allowance on deferred tax assets, compared to income tax expense of $0.1 million in the prior year period.
•
Adjusted EBITDA of $19.2 million increased 25.9% from $15.2 million in the prior year period.
•
The Company repurchased $10.1 million of its Class A Common Stock during the period.

Annual Results for Fiscal 2022 versus Fiscal 2021

•
The Company opened 91 net new centers and ended the year with 944 centers, representing a 10.7% increase versus 853 centers at the end of the prior year.

•
System-wide sales of $898.6 million grew 12.8% from $796.5 million in the prior year, primarily driven by increased spend by guests at existing centers and net new centers opened over the past twelve months.
•
Total revenue of $207.4 million increased 16.0% from $178.7 million in the prior year.
•
Same-store sales increased 10.4%.
•
SG&A of $59.0 million decreased 4.3% from $61.6 million in the prior year. SG&A as a percent of total revenue improved 610 basis points to 28.4%, primarily due to costs incurred in the prior year related to our initial public offering, partially offset by increased insurance expense needed to operate as a public company and expenses incurred to improve our IT capabilities.
•
Interest expense of $23.6 million increased from $20.3 million in the prior year, primarily due to higher average principal balances and interest rates in fiscal 2022 as a result of our whole business securitization. The increase was largely offset by a lower loss on debt extinguishment year-over-year.
•
Net income of $13.6 million increased from $4.0 million in the prior year, and Adjusted net income of $71.5 million increased from $29.7 million from in the prior year period. We recognized an income tax benefit of $53.2 million in fiscal 2022 related to the release of a valuation allowance on deferred tax assets, compared to income tax expense of $0.1 million in the prior year.
•
Adjusted EBITDA of $71.6 million increased 11.7% from $64.1 million in the prior year.

Balance Sheet and Cash Flow

The Company ended the year with $44.2 million in cash and cash equivalents, $6.6 million in restricted cash, $398.0 million in borrowings outstanding under its senior secured notes and no outstanding borrowings under its revolving credit facility. Net cash provided by operating activities totaled $44.4 million in fiscal 2022.

Fiscal 2023 Outlook(1)

Fiscal 2023 Outlook
New Center Openings, Net	95 to 100
System-Wide Sales	$965 million to $990 million
Total Revenue	$222 million to $229 million
Same-Store Sales	Mid-Single Digits
Adjusted Net Income(2)	$22 million to $24.5 million
Adjusted EBITDA	$77 million to $80 million

——————————————

(1) Fiscal 2022 and Fiscal 2023 each include a 53rd week in the fourth quarter. The Company estimates the 53rd week contribution to the top and bottom line is worth approximately one half of an average fourth quarter week. The Company's outlook assumes no meaningful change in consumer behavior driven by inflationary pressures or the COVID-19 pandemic and no further impacts from incremental tightening in the labor market beyond what we see today.

(2) Adjusted net income outlook assumes an 18% effective tax rate for fiscal 2023.

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Webcast and Conference Call Information

European Wax Center, Inc. will host a conference call to discuss fourth quarter fiscal 2022 results today, March 9, 2023, at 8:00 a.m. ET/7:00 a.m. CT. To access the conference call dial-in information, analysts should click here to register online at least 15 minutes before the start of the call. All other participants are asked to access the earnings webcast via https://investors.waxcenter.com. A replay of the webcast will be available two hours after the call and archived on the same web page for one year.

About European Wax Center, Inc.

European Wax Center, Inc. (NASDAQ: EWCZ) is the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States. European Wax Center locations perform more than 22 million services per year, providing guests with an unparalleled, professional personal care experience administered by highly trained wax specialists within the privacy of clean, individual waxing suites. The Company continues to revolutionize the waxing industry with its innovative Comfort Wax® formulated with the highest quality ingredients to make waxing a more efficient and relatively painless experience, along with its collection of proprietary products to help enhance and extend waxing results. By leading with its values – We Care About Each Other, We Do the Right Thing, We Delight Our Guests, and We Have Fun While Being Awesome – the Company is proud to be Certified™ by Great Place to Work®. European Wax Center, Inc. was founded in 2004 and is headquartered in Plano, Texas. In 2022 its network of 944 centers in 45 states generated sales of nearly $900 million. For more information, including how to receive your first wax free, please visit: https://waxcenter.com.

Forward-Looking Statements

This press release includes “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to European Wax Center, Inc.'s strategy, outlook and growth prospects, its operational and financial outlook for fiscal 2023 and its long-term targets and algorithm, including but not limited to statements under the heading “Fiscal 2023 Outlook” and statements by European Wax Center’s executive. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management's current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its management, employees, information systems and internal controls; the Company’s ability to retain of effectively respond to a loss of key executives; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the Company’s substantial indebtedness; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises, such as the COVID-19 pandemic on the Company’s operations and financial performance; the impact of inflation and rising interest rates on the Company’s business; the Company’s access to sources of liquidity and capital to finance its continued operations and growth strategy and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 25, 2021 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted net income. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our business.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, non-cash gains and losses on remeasurement of our tax receivable agreement liability, transaction costs and other one-time expenses.

We define Adjusted net income (loss) as net income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, debt extinguishment costs, non-cash gains and losses on remeasurement of our tax receivable agreement liability, transaction costs and other one-time expenses. Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located at the end of this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted net income. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income (loss) to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Glossary of Terms for Our Key Business Metrics

System-Wide Sales. System-wide sales represent sales from same day services, retail sales and cash collected from wax passes for all centers in our network, including both franchisee-owned and corporate-owned centers. While we do not record franchised center sales as revenue, our royalty revenue is calculated based on a percentage of franchised center sales, which are 6.0% of sales, net of retail product sales, as defined in the franchise agreement. This measure allows us to better assess changes in our royalty revenue, our overall center performance, the health of our brand and the strength of our market position relative to competitors. Our system-wide sales growth is driven by net new center openings as well as increases in same-store sales.

Same-Store Sales. Same-store sales reflect the change in year-over-year sales from services performed and retail sales for the same-store base. We define the same-store base to include those centers open for at least 52 full weeks. If a center is closed for greater than six consecutive days, the center is deemed a closed center and is excluded from the calculation of same-store sales until it has been reopened for a continuous 52 full weeks. This measure highlights the performance of existing centers, while excluding the impact of new center openings and closures. We review same-store sales for corporate-owned centers as well as franchisee-owned centers. Same-store sales growth is driven by increases in the number of transactions and average transaction size.

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

(Unaudited)

	December 31, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$44,219	$43,301
Restricted cash	6,575	—
Accounts receivable, net	6,932	6,656
Inventory, net	23,017	19,423
Prepaid expenses and other current assets	5,574	5,927
Total current assets	86,317	75,307
Property and equipment, net	2,747	3,863
Operating lease right-of-use assets	4,899	—
Intangible assets, net	183,030	201,995
Goodwill	328,551	328,551
Deferred income taxes	106,187	—
Other non-current assets	4,301	3,723
Total assets	$716,032	$613,439
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$18,547	$23,155
Long-term debt, current portion	4,000	5,625
Tax receivable agreement liability, current portion	4,867	—
Deferred revenue, current portion	4,084	3,004
Operating lease liabilities, current portion	1,312	—
Other current liabilities	—	182
Total current liabilities	32,810	31,966
Long-term debt, net	370,935	172,607
Tax receivable agreement liability	167,293	59,167
Deferred revenue, net of current portion	6,901	6,787
Operating lease liabilities, net of current portion	4,227	—
Other long-term liabilities	3,562	1,671
Total liabilities	585,728	272,198
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.00001 par value, 100,000,000 shares authorized, none issued and outstanding as of December 31, 2022 and December 25, 2021)	—	—
Class A common stock ($0.00001 par value, 600,000,000 shares authorized, 45,277,325 shares issued and 44,561,685 outstanding as of December 31, 2022, 36,932,423 shares issued and outstanding as of December 25, 2021)	—	—
Class B common stock ($0.00001 par value, 60,000,000 shares authorized, 18,175,652 and 26,700,477 shares issued and outstanding as of December 31, 2022 and December 25, 2021)	—	—
Treasury stock, at cost, 715,640 shares of Class A common stock as of December 31, 2022, none as of December 25, 2021	(10,080)	—
Additional paid-in capital	207,517	182,919
Accumulated deficit	(118,437)	(3,487)
Accumulated other comprehensive loss	—	(45)
Total stockholders' equity attributable to European Wax Center, Inc.	79,000	179,387
Noncontrolling interests	51,304	161,854
Total stockholders' equity	130,304	341,241
Total liabilities and stockholders' equity	$716,032	$613,439

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

(Unaudited)

	For the 14 Weeks Ended	For the 13 Weeks Ended	For the Years Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
REVENUE
Product sales	$30,900	$24,988	$117,745	$99,740
Royalty fees	12,493	10,827	49,733	43,648
Marketing fees	7,077	6,284	28,041	24,610
Other revenue	3,053	3,009	11,832	10,680
Total revenue	53,523	45,108	207,351	178,678
OPERATING EXPENSES
Cost of revenue	16,059	12,545	59,227	46,841
Selling, general and administrative	14,593	15,949	58,951	61,617
Advertising	5,656	5,223	28,659	24,990
Depreciation and amortization	5,057	5,074	20,231	20,333
Loss on disposal of assets and non-cancellable contracts	2	—	7	335
Total operating expenses	41,367	38,791	167,075	154,116
Income from operations	12,156	6,317	40,276	24,562
Interest expense	7,235	1,600	23,626	20,286
Other expense	55,926	195	56,228	195
Income (loss) before income taxes	(51,005)	4,522	(39,578)	4,081
Income tax expense (benefit)	(53,274)	114	(53,191)	114
NET INCOME	$2,269	$4,408	$13,613	$3,967
Less: net income attributable to EWC Ventures, LLC prior to the Reorganization Transactions	—	—	—	10,327
Less: net income (loss) attributable to noncontrolling interests	1,367	2,292	6,336	(2,945)
NET INCOME (LOSS) ATTRIBUTABLE TO EUROPEAN WAX CENTER, INC.	$902	$2,116	$7,277	$(3,415)

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	For the Years Ended
	December 31, 2022	December 25, 2021
Cash flows from operating activities:
Net income	$13,613	$3,967
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,231	20,333
Amortization of deferred financing costs	3,852	1,044
Gain on interest rate cap	(196)	—
Loss on debt extinguishment	1,957	6,313
Loss on noncancellable contracts	—	—
Loss on write-down of obsolete inventory	(66)	317
Provision for bad debts	76	616
Loss (gain) on disposal of property and equipment	7	335
Deferred income taxes	(53,714)	—
Remeasurement of tax receivable agreement liability	56,228	195
Equity compensation	9,033	11,135
Changes in assets and liabilities:
Accounts receivable	(802)	(2,185)
Inventory	(3,528)	(9,460)
Prepaid expenses and other assets	3,186	(1,916)
Accounts payable and accrued liabilities	(5,694)	8,707
Deferred revenue	1,194	912
Other long-term liabilities	(1,022)	1,033
Net cash provided by operating activities	44,355	41,346
Cash flows from investing activities:
Purchases of property and equipment	(245)	(559)
Reacquisition of area representative rights	—	(7,644)
Net cash used in investing activities	(245)	(8,203)
Cash flows from financing activities:
Proceeds on line of credit	—	—
Payments on line of credit	—	(30,000)
Proceeds on long-term debt	384,328	179,370
Principal payments on long-term debt	(182,000)	(240,553)
Deferred loan costs	(12,419)	(1,294)
Payments of debt extinguishment costs	(77)	(2,446)
Distributions to EWC Ventures LLC members	(8,697)	(5,270)
Contributions from EWC Ventures LLC members	—	—
Proceeds from public offerings of Class A common stock, net of underwriting discounts and offering expenses	—	212,941
Payment of Class A common stock offering costs	(870)	—
Repurchase of Class A Units	—	(942)
Repurchase of Class A common stock	(10,080)	—
Repurchase of Class B common stock and EWC Ventures common units	—	(138,368)
Taxes on vested restricted stock units paid by withholding shares	(643)	—
Dividends to holders of Class A common stock	(122,227)	—
Dividend equivalents to holders of EWC Ventures units	(83,020)	—
Payments pursuant to tax receivable agreement	(912)	—
Net cash used in financing activities	(36,617)	(26,562)
Net increase in cash, cash equivalents and restricted cash	7,493	6,581
Cash, cash equivalents and restricted cash, beginning of period	43,301	36,720
Cash, cash equivalents and restricted cash, end of period	$50,794	$43,301
Supplemental cash flow information:
Cash paid for interest	$18,460	$11,763
Cash paid for income taxes	$169	$10
Non-cash investing activities:
Property purchases included in accounts payable and accrued liabilities	$37	$89
Non-cash financing activities:
Non-cash equity distributions	$—	$689
Public offering expenses in accounts payable and accrued liabilities	$—	$870

Reconciliation of GAAP net income to Adjusted net income:

	For the 14 Weeks Ended	For the 13 Weeks Ended	For the Years Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
(in thousands)
Net income	$2,269	$4,408	$13,613	$3,967
Share-based compensation(1)	1,580	3,183	9,033	11,135
IPO-related costs(2)	—	274	—	4,971
IPO-related compensation expense(3)	—	—	—	2,343
Other compensation-related costs(4)	—	—	—	380
Remeasurement of tax receivable agreement liability(5)	55,926	195	56,228	195
Transaction costs(6)	—	—	1,405	—
Other (7)	406	401	666	401
Debt extinguishment costs (8)	—	—	1,957	6,313
Tax-effect of adjustments to net income (9)	(11,451)	—	(11,451)	—
Adjusted net income	48,730	8,461	71,451	29,705

(1) Represents non-cash equity-based compensation expense.
(2) Represents legal, accounting and other costs incurred in preparation for initial public offering in fiscal year 2021.
(3) Represents cash-based compensation expense recorded in connection with the initial public offering in fiscal year 2021.

(4) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team in fiscal year 2021.

(5) Represents non-cash expense related to the remeasurement of our tax receivable agreement liability.

(6) Represents costs related to our secondary offering of Class A common stock by selling stockholders and certain costs incurred in connection with our securitization transaction.

(7) Represents non-core operating expenses identified by management. For fiscal year 2022 these costs relate to executive severance.

(8) Represents costs related to the extinguishment of long-term debt.

(9) Represents the income tax impact of non-GAAP adjustments computed by applying our estimated blended statutory tax rate to our share of the identified items and incorporating the effect of nondeductible and other rate impacting adjustments.

Reconciliation of GAAP net income to EBITDA and Adjusted EBITDA:

	For the 14 Weeks Ended	For the 13 Weeks Ended	For the Years Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
(in thousands)
Net income	$2,269	$4,408	$13,613	$3,967
Interest expense	7,235	1,600	23,626	20,286
Income tax expense (benefit)	(53,274)	114	(53,191)	114
Depreciation and amortization	5,057	5,074	20,231	20,333
EBITDA	$(38,713)	$11,196	$4,279	$44,700
Share-based compensation(1)	1,580	3,183	9,033	11,135
IPO-related costs(2)	—	274	—	4,971
IPO-related compensation expense(3)	—	—	—	2,343
Other compensation-related costs(4)	—	—	—	380
Remeasurement of tax receivable agreement liability(5)	55,926	195	56,228	195
Transaction costs(6)	—	—	1,405	—
Other (7)	406	401	666	401
Adjusted EBITDA	$19,199	$15,249	$71,611	$64,125
Adjusted EBITDA margin	35.9%	33.8%	34.5%	35.9%

(1) Represents non-cash equity-based compensation expense.
(2) Represents legal, accounting and other costs incurred in preparation for initial public offering in fiscal year 2021.
(3) Represents cash-based compensation expense recorded in connection with the initial public offering in fiscal year 2021.

(4) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team in fiscal year 2021.
(5) Represents non-cash expense related to the remeasurement of our tax receivable agreement liability.

(6) Represents costs related to our secondary offering of Class A common stock by selling stockholders and certain costs incurred in connection with our securitization transaction.

(7) Represents non-core operating expenses identified by management. For fiscal year 2022 these costs relate to executive severance.

Investor Contact

Bethany Johns

Bethany.Johns@myewc.com

469-270-6888

Media Contact

Creative Media Marketing

Carolanne Coviello

Ewc@cmmpr.com

212-979-8884